Exhibit 99.1

CNET Networks Announces Target Date for Filing Restated Financials and to Report Fourth Quarter and Full Year 2006 Results on January 29, 2007

SAN FRANCISCO—(BUSINESS WIRE)—Jan. 10, 2007—CNET Networks, Inc. (Nasdaq:CNET) announced today that it expects to file restated financial statements as well as delinquent quarterly reports with the Securities and Exchange Commission on January 29, 2007. The Company’s restated financial statements for the years ended December 31, 2003, 2004, and 2005 will be filed as an amended 2005 Annual Report on Form 10-K. The company also expects that on January 29, 2007, it will file with the Securities and Exchange Commission an amended Form 10-Q for the quarter ended March 31, 2006, as well as the delinquent Quarterly Reports on Form 10-Q for the quarters ended June 30, 2006, and September 30, 2006. By filing on January 29, 2007, CNET Networks expects to meet the conditions of the Nasdaq Listing Qualifications Panel for continued listing of its common stock on The Nasdaq Global Select Market.

The Company also announced today that it will report its fourth quarter and full year 2006 financial results after market close on Monday, January 29, 2007. CNET Networks’ management will host a conference call beginning at 5:00 p.m. ET (2:00 p.m. PT) on January 29, 2007, to review the company’s recent financial and operating performance and to discuss its business outlook. A live broadcast of the fourth quarter and full year 2006 financial results conference call will be available via webcast, which can be accessed by visiting the CNET Networks Investor Relations website home page at http://ir.cnetnetworks.com and clicking on the link provided. The conference call will also be available by phone by dialing (800) 344-1035 (international: (706) 679-3076) and asking to be connected to the “CNET Networks fourth quarter call.” A replay of the call will be available through an archived webcast at http://ir.cnetnetworks.com and by telephone until February 12, 2007 by dialing (800) 642-1687 (international: (706) 645-9291) and entering conference ID number 5679070.

Forward-Looking Statements

This press release contains forward-looking statements concerning the Company’s plans to file with the Securities and Exchange Commission restated historical financial statements and delinquent quarterly reports on Form 10-Q, statements regarding continued listing of CNET Networks’ common stock on the Nasdaq Global Select Market and statements regarding the reporting of fourth quarter and full year 2006 financial results.

There can be no assurance concerning the timing of the Company’s restatement process or that the filing of its financial statements with the Securities and Exchange Commission will satisfy the Nasdaq Listing Qualifications Panel’s requirements. Forward-looking statements are made as of the date of this press release and, except as required by law, the Company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

About CNET Networks

CNET Networks, Inc. (Nasdaq:CNET) (www.cnetnetworks.com) is an interactive media company that builds brands for people and the things they are passionate about, such as gaming, music, entertainment, technology, business, food, and parenting. The Company’s leading brands include CNET, GameSpot, TV.com, MP3.com, Webshots, CHOW, ZDNet and TechRepublic. Founded in 1993, CNET Networks has a strong presence in the US, Asia and Europe.

CONTACT: CNET Networks, Inc.

Gloria Lee, 415-344-2975

Gloria.Lee@cnet.com